Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.

Orange, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 29, 2011, relating to the financial statements of HCL Expense Management Services, Inc., appearing in the Company’s Form S-1/A (No. 333-166123).

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

October 19, 2011